                                                                   EXHIBIT 10.36

                         CCTV PRODUCTS SUPPLY AGREEMENT


         This CCTV Products Supply Agreement (this "Agreement"), entered into as of this 20th day of December, 2002 by and between ULTRAK, INC., a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at Lewisville, Texas (together with the Purchaser Affiliated Entities, hereinafter referred to as "Ultrak" or "Purchaser") and PITTWAY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("Supplier") and a wholly-owned subsidiary HONEYWELL INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal place of business at Morristown, New Jersey ("Honeywell").

                                    RECITALS:

         A. Honeywell, Ultrak and certain Affiliates of Ultrak have entered into that certain Asset Purchase Agreement dated as of August 8, 2002 (as amended to date, the "Asset Purchase Agreement") pursuant to which Honeywell has agreed to purchase, and Ultrak has agreed to sell, on the terms and conditions set forth in the Asset Purchase Agreement, certain business assets of Ultrak involved in the manufacture and sale of CCTV Products (as herein defined).

         B. Following the Closing under the Asset Purchase Agreement, Ultrak will, among other things, (v) engage in the business of designing, manufacturing, selling and distributing access control systems, (x) act as a systems integrator of security systems, (y) seek to sell CCTV Products to certain Governmental Authorities, and (z) engage in the Excluded Businesses (as herein defined), in each case in accordance with the terms of Section 6.11 of the Asset Purchase Agreement.

         C. As a condition to the Closing under the Asset Purchase Agreement and the purchase by Honeywell of the business assets to be purchased thereunder, and except as otherwise provided herein, (x) Honeywell requires Ultrak, and Ultrak has agreed as an inducement to Honeywell, to purchase from Supplier and to cause each Purchaser Affiliated Entity to purchase from Supplier, all of Ultrak's and such Purchaser Affiliated Entities' requirements for CCTV Products and (y) Ultrak requires Supplier, and Supplier has agreed, to supply all of Ultrak's and each Purchaser Affiliated Entity's requirements for CCTV Products, in each case on the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

1. CERTAIN DEFINITIONS. Capitalized terms used herein but otherwise not defined herein shall have the meaning ascribed thereto in the Asset Purchase Agreement.

         (a) "Asset Purchase Agreement" has the meaning set forth in Recital A.

         (b) "CCTV Product(s)" shall mean closed circuit television, products, equipment and systems, including, without limitation, (i) analog video products,
(ii) digital video products, (iii) cameras, domes and telemetry devices, (iv) video management and transmission devices, (v) monitors and (vi) public address systems and equipment.

         (c) "Excluded Businesses" shall mean (i) in the United States, Canada and Mexico, the Purchaser's police, public transport and school transport mobile video products business, (ii) in the United States, Canada and Mexico, the Sellers' industrial vision source business, (iii) in the United States, Canada and Mexico, the Purchaser's consumer/do-it-yourself security business (which includes Internet sales consistent with the Purchaser's past practice) and (iv) the Purchaser's personal protection business. For the avoidance of doubt, the Excluded Businesses shall not include the Purchaser's access control business.

         (d) "Limited Warranty" shall have the meaning set forth in Section
9(a).

         (e) "Person" shall mean any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.

         (f) "Purchaser Affiliated Entity" shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with, the Purchaser. The terms "controlled by" and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

         (g) "Term" shall have the meaning set forth in Section 3.

2. PURCHASE REQUIREMENTS.

         (a) Subject to Section 2(b), Purchaser agrees to purchase (and cause the Purchaser Affiliated Entities to purchase), upon the terms and conditions set forth herein, all of the requirements of Purchaser and the Purchaser Affiliated Entities for CCTV Products. Accordingly, and subject to Section 2(b), in connection with Purchaser's or any Purchaser Affiliated Entities' sales or installations of security systems that incorporate or utilize CCTV Products, whether digital or analog, regardless of the identity of the customer and regardless of whether Purchaser or any Purchaser Affiliated Entity is acting as a systems integrator or designer, manufacturer, seller or distributor of access control products and systems, Purchaser agrees that neither Purchaser nor any of the Purchaser Affiliated Entities shall, during the Term of this Agreement, purchase from any source other than Supplier, or otherwise acquire or manufacture, any CCTV Products, except as otherwise permitted by this Agreement.

         (b) Purchaser shall deliver to Supplier on or before the first day of each calendar quarter during the Term a non-binding forecast of the quantity and description of CCTV Products anticipated to be required by Purchaser during such calendar quarter.

             (i) Orders in the Ordinary Course. Purchaser's orders in the ordinary course of business for CCTV Products shall be filled (generally from inventory) consistent with Supplier's customary business practices. If Purchaser delivers to Supplier a written purchase order (including via electronic transmission) in the ordinary course of business for CCTV Products, such order will be deemed to be rejected by Supplier if Supplier fails to respond to Purchaser by either filling the order or confirming in writing within five (5) business days after receipt of such order a reasonable delivery time schedule.

             (ii) Orders Outside the Ordinary Course. Supplier and Purchaser shall cooperate with each other and use commercially reasonable efforts to coordinate delivery time schedules with respect to orders outside the ordinary course of business (generally involving large projects or contracts).

             (iii) Any term or condition in a purchase order which contradicts this Agreement shall be void and the provisions of this Agreement shall control.

         Supplier shall use all commercially reasonable efforts to sell to Purchaser its requirements for CCTV Products as contemplated in Section 2(a) herein. In the event Supplier is unable to supply a CCTV Product in sufficient quantity and within a commercially reasonable time to fulfill Purchaser's requirements for such CCTV Product or a customer of Purchaser or a Purchaser Affiliated Entity requests a CCTV Product not manufactured by Supplier, Purchaser or such Purchaser Affiliated Entity may procure such CCTV Product from an alternative source until such time as Supplier is able to meet Purchaser's or the Purchaser Affiliated Entity's requirements for such CCTV Product within a commercially reasonable time; provided, however, that Purchaser and each Purchaser Affiliated Entity shall be permitted to procure CCTV Products from an alternative source only after (i) using commercially reasonable efforts to encourage its customer to purchase CCTV Products either manufactured by Supplier or which Supplier is able to source within a commercially reasonable time from third parties (including CCTV Products available through Supplier which are the functional equivalent of the CCTV Product requested by Purchaser's or the Purchaser Affiliated Entity's customer), and (ii) providing Supplier with reasonable written notice (including email) that a customer of Purchaser or such Purchaser Affiliated Entity requires CCTV Products which Supplier is unable to manufacture or source from third parties. Such procurement from alternative sources shall be Purchaser's sole remedy in the event Supplier is unable to supply CCTV Products to Purchaser.

         (c) Notwithstanding anything to the contrary in this Agreement, the terms of this Agreement shall not apply with respect to the Sellers' purchase of products in connection with the Excluded Businesses.

3. TERM.

         This Agreement is effective from the date hereof and shall continue for an initial period of twenty-four (24) months. Upon the written consent of Ultrak and Supplier given at least ninety (90) days prior to the end of the then-applicable period, this Agreement shall renew for successive one (1) year periods. The initial period and all renewal periods shall be referred to as the "Term" of this Agreement.

4. PRICING OF CCTV PRODUCTS.

         Prices for purchases of CCTV Products by Purchaser shall be as set forth on Appendix A.

5. PAYMENT.

         Purchaser shall make payment to Supplier for CCTV Products within 30 days after shipment in United States dollars by wire transfer or check written upon a United States money center bank subject to collection; provided, however, in the event Purchaser shall fail to honor such payment terms with respect to any shipment by Supplier, Supplier may thereafter sell upon such shorter or other payment terms, including shipment against letter of credit, consistent with Supplier's credit practices then in effect.

6. SHIPMENT.

         (a) Supplier shall use commercially reasonable efforts consistent with Supplier's practices for its other significant customers to promptly deliver CCTV Products to Purchaser in accordance with the terms of the Purchase Order. Shipment of such CCTV Products will be made to Purchaser, to the extent commercially reasonable, from Supplier's nearest source of such CCTV Products.

         (b) Supplier shall effect shipments by any ground transportation, vessel or airfreight of any flag at any port or airport in the country of Supplier's plant point of shipment. The delivery terms for all shipments shall be FOB Supplier's plant point of shipment (as defined in the Uniform Commercial Code of the State of Delaware). Title to and risk of loss or damage to all or any part of CCTV Products shall pass to Purchaser upon delivery of CCTV Products to the carrier for shipment.

         (c) All costs of shipping, transporting and/or insuring CCTV Products, including all applicable stamp, duties, tariffs and similar import and export charges, and all sales and use taxes, VAT and any other transfer taxes, shall be paid by Purchaser.

         (d) Supplier shall be responsible for all franchise, income and similar taxes imposed on or assessed to Supplier as a result of fulfillment of its obligations under this Agreement.

7. INSPECTION.

         Upon arrival of the CCTV Products to the point of destination, Purchaser shall inspect CCTV Products under such shipment. Claims for shortages, incorrect materials or invoicing errors must be made by Purchaser to Supplier within fifteen (15) days of the arrival of the CCTV Products to the point of destination. In the event of any such shortages, incorrect materials or invoicing errors, Purchaser shall follow the procedure set forth in Appendix C attached hereto and shall be limited to the remedies set forth in Appendix C.

8. SPECIFICATIONS AND TECHNICAL DOCUMENTS.

         CCTV Products to be supplied by Supplier to Purchaser under this Agreement shall be in accordance with the specifications to be agreed by the parties at the time of invoicing. Purchaser may provide specification requirements for countries outside of the United States, and at Purchaser's written request, Supplier will use its best efforts to provide assistance in obtaining all necessary approvals (any expenses including obtaining such approvals to be borne by Purchaser).

9. LIMITED WARRANTY.

         (a) Supplier shall grant to Purchaser a limited warranty in accordance with its customary product warranty policies in effect as of the day a CCTV Product is shipped to Purchaser (the "Limited Warranty"). Notwithstanding anything to the contrary in this Agreement, the Limited Warranty shall not apply with respect to CCTV Products manufactured or acquired by Ultrak or any Purchaser Affiliated Entity prior to the date hereof.

         (b) Purchaser shall be entitled to offer, as an exclusive limited warranty to Purchaser's customers, the Limited Warranty. Purchaser covenants and agrees not to make or offer any other warranty with respect to CCTV Products unless Purchaser retains full responsibility for such additional warranty.

         (c) EXCEPT FOR ANY LIMITED WARRANTY TO BE GRANTED IN ACCORDANCE WITH SUPPLIER'S CUSTOMARY PRODUCT WARRANTY POLICIES IN EFFECT AS OF THE DAY A CCTV PRODUCT IS SHIPPED TO PURCHASER, SUPPLIER SHALL NOT, AND DOES NOT, GRANT ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING CCTV PRODUCTS, THE FITNESS FOR ANY PURPOSE, THE QUALITY, THE MERCHANTABILITY, OR OTHERWISE AND DISCLAIMS ANY LIABILITY WITH RESPECT TO CCTV PRODUCTS.

         (d) In the event a CCTV Product under the Limited Warranty is found to be defective by the Purchaser, Purchaser shall follow the procedures shown in APPENDIX C for return or replacement of the defective CCTV Product, which shall serve as Purchaser's exclusive remedy.

         (e) LIABILITY OF EACH PARTY IN CONNECTION WITH THIS AGREEMENT SHALL BE LIMITED TO THE RECOVERY OF DIRECT DAMAGES, AND NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY PERSON OR ENTITY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ANY DAMAGES RESULTING FROM LOSS OF GOODWILL, ANY PENALTIES OF ANY KIND, ANY LOSS OF PROFITS OR ANY OTHER ECONOMIC LOSS, WHETHER OR NOT FORESEEABLE,

TO ANY PERSON, PROPERTY OR ENTITY, IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE CCTV PRODUCTS, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), ANY THEORY OF STRICT LIABILITY OR OTHERWISE. A PARTY'S LIABILITY ON ANY CLAIM, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), ANY THEORY OF STRICT LIABILITY OR OTHERWISE, OF ANY KIND FOR ANY LOSS OR DAMAGE ARISING OUT OF OR IN CONNECTION WITH OR RESULTING FROM THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR THE CCTV PRODUCTS OR THEIR PERFORMANCE OR USE IS LIMITED SOLELY AND EXCLUSIVELY TO THE REMEDIES PROVIDED IN THIS AGREEMENT AND NO OTHER RIGHT OR REMEDY WILL BE AVAILABLE TO ANY PERSON OR ENTITY. FOR PURPOSES OF CLARIFICATION, THE PARTIES ACKNOWLEDGE AND AGREE THAT IN THE CASE OF INDEMNIFICATION FOR ANY THIRD PARTY CLAIMS UNDER THIS AGREEMENT, DIRECT DAMAGES SHALL INCLUDE ALL AMOUNTS PAYABLE IN SETTLEMENT OF SUCH CLAIM OR TO SATISFY A FINAL JUDGMENT ENTERED THEREON.

10. GOVERNMENTAL REGULATIONS.

         Purchaser shall not knowingly sell any CCTV Product to any person for use in any country to whom or for which export or sale of such product is restricted by any law or regulation of the United States or any agency thereof, and Purchaser shall comply with all applicable export and sale laws in each applicable jurisdiction.

11. CONFIDENTIALITY.

         Neither Supplier nor Purchaser shall divulge to a third party any confidential or proprietary information of the other that may have become known as a result of the performance of this Agreement. This confidentiality obligation shall continue for a period of five (5) years after termination of this Agreement.

12. SHIPMENTS AFTER TERMINATION.

         The obligations of Supplier to deliver and Purchaser to purchase any CCTV Product in accordance with purchase orders exchanged prior to the termination of this Agreement shall survive such termination of this Agreement, and such purchase and sale shall occur in accordance with the terms and conditions hereof.

13. CERTAIN REPRESENTATIONS OF PURCHASER.

         Appendix B sets forth as of the date hereof an accurate and complete list of (x) all bids and proposals submitted by Purchaser prior to the date hereof to any Person involving in anyway the sale of CCTV Products and (y) all unfilled orders for the purchase of CCTV Products in existence as of the date hereof in respect of which Purchaser is required to make delivery on or after the date hereof.

14. NOTICES.

         All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier two (2) business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

                  If to Purchaser:

                  Ultrak, Inc.
                  1301 Waters Ridge Drive
                  Lewisville, Texas  75057
                  Attention: General Counsel
                  Facsimile: 972-353-6654

                  with a copy to:

                  Gardere Wynne Sewell LLP
                  1601 Elm Street, Suite 3000
                  Dallas, Texas  75201-4761
                  Attention:  Richard L. Waggoner, Esq.
                  Facsimile:  (214) 999-3510

                  If to Supplier:

                  Honeywell International Inc.
                  Security & Fire Solutions
                  165 Eileen Way
                  Syosset, New York  11791
                  Attention: Ed Freeman
                  Facsimile: 516-364-5344

                  with a copy to:

                  Honeywell International Inc.
                  Security & Fire Solutions
                  165 Eileen Way
                  Syosset, New York  11791
                  Attention: General Counsel
                  Facsimile: 516-364-5344

or to such other address or to such other Person as either party may have last designated by notice to the other party.

15. ARBITRATION.

         Supplier and Purchaser shall discuss mutually and make the best effort to resolve any dispute under this Agreement. In the event such negotiations are not successful within thirty (30) calendar days, all disputes, controversies or differences which may arise between the parties hereto, out of or in relation to or in connection with this Agreement, or the breach thereof, shall be finally settled by arbitration. Within ten (10) calendar days after receipt of written notice from one party that it is submitting the matter to arbitration, each party shall designate in writing one arbitrator to resolve the dispute who shall, in turn, jointly select a third arbitrator within twenty (20) calendar days of their designation, with the third arbitrator to be selected in accordance with the procedure established by the American Arbitration Association. The arbitrators so designated shall each be a lawyer experienced in commercial and business affairs who is not an employee, consultant, officer or director of any party hereto or any Affiliate of any party to this Agreement and who has not received any compensation, directly or indirectly, from any party hereto or any Affiliate of any party to this Agreement during the two (2) year period preceding the date of this Agreement. The arbitration shall be governed by the rules of the American Arbitration Association; provided, however, that the arbitrators shall have sole discretion with regard to the admissibility of evidence. The arbitrators shall use their best efforts to rule on each disputed issue within thirty (30) calendar days after the completion of the hearings. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrators shall be in writing, with the reasons for the ruling given, and shall be delivered to the parties hereto. Each party shall pay the fees of its respective designated arbitrator and its own costs and expenses of the arbitration. The fees of the third arbitrator shall be paid fifty percent (50%) by each of the parties. Any arbitration pursuant to this Section 15 shall be conducted in Dallas, Texas. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of any competent jurisdiction for purposes of the enforcement of any arbitration award. Any party may seek from any court interim or provisional relief that is necessary to protect the rights or property of that party, pending the appointment of the arbitrator or pending the arbitrator's determination of the merits of the controversy. None of the parties shall be required to use the foregoing procedures to enforce the provisions of
Section 15 of this Agreement.

16. WAIVER.

         No delay or failure of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude other or further exercise thereof or the exercise of any other right, power or remedy.

17. SEVERABILITY.

         If under any applicable and binding law or rule of any applicable jurisdiction, any provision of this Agreement is held to be invalid or unenforceable, the invalid or enforceable provision, or any portion thereof, shall be modified to the extent required to be valid and enforceable and the remaining provisions of this Agreement will continue to be given full force and effect.

18. GOVERNING LAW.

         This Agreement will be construed, performed and enforced in accordance with the laws of the State of Delaware without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties expressly agree that the U.N. Convention on International Sales of Goods shall not apply.

19. CHOICE OF VENUE.

         (a) Subject to the limitations set forth in Section 15 above, the parties agree that the venue for any action, injunctive application or dispute determinable by a court of law arising out of or relating to this Agreement shall be in the State of Delaware and that the Federal and state courts therein shall have exclusive jurisdiction over the subject matter of such action and the parties hereto. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court or Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement or for recognition or enforcement of any judgment relating to this Agreement, and each of the parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

20. ENTIRE AGREEMENT.

         This Agreement constitutes the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all provisions, negotiations, agreements and commitments in respect thereto, and shall not be released, discharged, changed or modified in any manner except by instruments signed by duly authorized officers or representatives of each of the parties hereto.

21. SUCCESSORS AND ASSIGNS.

         This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but will not be assignable, by operation of law or otherwise, by any party without the prior written consent of the other party and any purported assignment or other transfer will be void and unenforceable; provided, however, that the Supplier may assign this Agreement in whole or in part or any of its rights hereunder without Purchaser's consent to one or more of its Affiliates or to any purchaser of Supplier's CCTV Products business; and provided further, however, that in the event Purchaser shall sell or transfer the assets or business of Purchaser which utilizes CCTV Products or purchases CCTV Products from

Supplier, Purchaser shall cause the buyer or transferee of such assets or business to assume the obligations of Purchaser hereunder.

22. LANGUAGE.

         This Agreement, all purchase orders and all notices required or given hereunder or in connection with this Agreement shall be in the English language. No translation into other language shall be taken into consideration in the interpretation of this Agreement and the binding version of all of the foregoing shall be the English version.

23. COUNTERPARTS.

         This Agreement may be executed in counterparts, both of which will constitute one and the same instrument.

24. FORCE MAJEURE.

         Supplier shall bear no responsibility or liability for any losses arising out of any delay, inability to perform or interruption of its performance of obligations under this Agreement due to any acts or omissions of the Purchaser or for events beyond its reasonable control (hereinafter referred to as "Force Majeure") including, without limitation, acts of God, act of governmental authority, act of the public enemy or due to war, riot, flood, civil commotion, insurrection, labor difficulty, severe or adverse weather conditions, lack of or shortage of electrical power, malfunctions of equipment or software programs or any other cause beyond the reasonable control of Supplier whose performance is affected by the Force Majeure event. Supplier shall immediately notify the Purchaser of the onset, extent and probable duration of such circumstances and if the Supplier is unable to remove such causes within thirty (30) days, the Purchaser may, upon written notice, terminate this Agreement.

25. RELATIONSHIP OF THE PARTIES.

         The relationship of the parties shall be that of independent contractors and not as employees, agents, representatives or partners.

26. DESIGNATION OF CONTACT(s).

         Purchaser and Supplier each shall designate a primary and secondary individual as its contact(s) with the other party. All contact between the parties with respect to this Agreement shall be through the designated contacts. Any party may replace its contact(s) with other individuals upon written notification to the other party, provided that such individuals first comply with the provisions of this Section 26.

27. SURVIVAL. Sections 9, 10, 11, 12, 14, 15, 16, 17, 18 and 19 shall survive the signing, delivery and termination of this Agreement.

             IN WITNESS WHEREOF, the parties hereto have caused this CCTV Products Supply Agreement to be signed and sealed by their duly authorized officer or representative as of the date first above written.

Purchaser:                                                 Supplier:

ULTRAK, INC.                                               PITTWAY CORPORATION


By: /s/ Chris Sharng                                       By: /s/ Thomas F. Larkins
   ----------------------------------------------              ------------------------------------------------
   Name:  Chris Sharng                                         Name:  Thomas F. Larkins
   Title: Senior Vice President, Chief                         Title: Assistant Secretary
          Financial Officer and Secretary

                                   APPENDIX A

                                     PRICES

Purchaser and Supplier agree that prices for all sales of CCTV Products from Supplier to Purchaser shall be as follows:

               Type of Product                                Price
--------------------------------------          ----------------------------------------
CCTV Products currently sold under              Purchaser shall pay Supplier an amount
 the Ultrak brand name and any                  equal to (1) the Gross Margin Price and
future CCTV Products sold                       (2) 50% of the Excess Margin, if any.
under the Ultrak brand name
(or any successor brand names)                  As used herein,
("Ultrak Branded Products")
                                                "Components Supplier" means any
                                                third party who supplies
                                                components or other materials
                                                used in Ultrak Branded Products
                                                to Supplier including all third
                                                party suppliers who supplied the
                                                Business with components and
                                                parts on or prior to the Closing
                                                Date (i.e. Hitron or LeeMAH)

                                                "Excess Margin" means the
                                                aggregate price for a CCTV
                                                Product invoiced to a customer
                                                of Purchaser (the "Invoice
                                                Price") less (x) 10% of the
                                                Invoiced Price and (y) the Gross
                                                Margin Price.

                                                "Fully Landed Cost" means
                                                Supplier's factory cost to
                                                manufacture a relevant CCTV
                                                Product including (x) direct and
                                                indirect factory labor, (y)
                                                materials and (z) factory
                                                overhead allocated in accordance
                                                with Supplier's corporate
                                                allocation policies (but,
                                                excluding any corporate,
                                                administrative or headquarter's
                                                allocation).

                                                "Gross Margin Price" means
                                                Supplier's invoiced price from
                                                the relevant Components Supplier
                                                or Supplier's Fully Landed Cost,
                                                as the case may be, divided by
                                                0.80.

CCTV Products currently sold under              Purchaser shall pay Supplier an amount equal
the Ademco Video brand name and any             to Supplier's ADI Price (i.e the price at
future CCTV Products sold under the             which Supplier sells the same Ademco Branded
Ademco Video brand name (or any                 Product to ADI.
successor brand names) whether
manufactured by Supplier or supplied
by third parties ("Ademco Branded
Products")



All other CCTV Products not                     Purchaser shall pay Supplier an amount equal
described above purchased by Supplier           to the greater of (a) Supplier's list price
from third parties for sale                     for the relevant CCTV Product less 52% of
through Supplier's ADI distribution             such list price or (b) Supplier's cost for
enterprise (i.e. Sony, Panasonic,               such CCTV Product.
Pelco, etc.)

                                   APPENDIX B

                 PRE-CLOSING BIDS AND UNFILLED PRE-CLOSING SALES

                                   APPENDIX C

                          PRODUCT RETURN/REPAIR POLICY

1. Purchaser will test and confirm the defective or non-operational status of CCTV Products.

2. Within fifteen (15) days of receipt, Purchaser will notify Supplier about any claim for shortages, incorrect materials or invoicing error, or the occurrence of defective or non-operational CCTV Products and request a "Return Authorization Number" from the Supplier for the items they would like to return for repair (hereinafter referred to as "RA#") or replacement by e-mail to the attention of the Customer Service Manager. This RA# is to be used for all correspondence and shipping documents that relate to the associated CCTV Product.

3. Supplier will either send a replacement CCTV Product or credit the price after checking the contents returned under the RA#. The replacement CCTV Products can be shipped together with the next order shipment by Purchaser's request. If it is necessary, Supplier can request Purchaser an additional test or further confirmation of operational status. Purchaser is responsible for shipping costs of replacement CCTV Products to the Purchaser.

4. Purchaser will ship the defective or non-operational CCTV Products to Supplier regularly. Supplier is responsible for shipping cost.

5. Purchaser will inform Supplier to the attention of the Customer Service Manager of an itemized list of all CCTV Products returned in each shipment.

6. Upon receipt of the returned CCTV Product, Supplier will test the CCTV Product to verify the defective or non-operational status and communicate such results to the Purchaser.